Exhibit 1.1

[—] Shares of

NEW MEDIA INVESTMENT GROUP INC.

Common Stock

UNDERWRITING AGREEMENT

[—], 2015

[CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH ST.

NEW YORK, NEW YORK 10013]

[CREDIT SUISSE SECURITIES (USA) LLC

ELEVEN MADISON AVENUE,

NEW YORK, NEW YORK 10010]

Dear Sirs:

1. Introductory. New Media Investment Group Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [—] shares (“Firm Securities”) of its common stock, par value $0.01 per share (“Securities” or “Common Stock”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [—] additional shares (“Optional Securities”) of its Securities as set forth below. To the extent there are no additional Underwriters named in Schedule A hereto, all references to the Underwriters shall refer just to you, and the term Underwriters shall mean either the singular or plural as the context requires. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. [The Offered Securities include [—] shares purchased at the public offering price per share (excluding underwriting discounts and commissions) as set forth on the cover of the Final Prospectus (as defined below) (the “Management Securities”) to be purchased by certain officers of the Company (the “Management Purchasers”).]

2. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that as of the date hereof, the Applicable Time (as hereinafter defined) and each Closing Date (as hereinafter defined) (in each case, a “Representation Date”), as follows:

i. Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-             ) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:45 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Underwriters that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement, including any document incorporated by reference therein, are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

ii. Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

iii. Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

iv. Ineligible Issuer Status. (i) At the time of initial filing of the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

v. General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [—], 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

vi. Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.

vii. No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, except as set forth in Registration Statement and the General Disclosure Package, there has been no material adverse change in the business, properties, operations, condition (financial or other), or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and since the date of the latest balance sheet included in the Registration Statement and the General Disclosure Package, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the General Disclosure Package.

viii. Authorization of Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

ix. Offered Securities. The Offered Securities have, as of each Representation Date, been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Offered Securities conform in all material respects to all statements relating thereto contained in the General Disclosure Package and in the Final Prospectus.

x. Management Agreement. The management and advisory agreement, as amended and restated, (the “Management Agreement”), dated as of November 26, 2013, between the Company and the Manager, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

xi. Absence of Defaults and Conflicts. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Offered Securities to be issued, sold and delivered by the Company pursuant to this Agreement do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole, (B) violate or conflict with any provision of the charter, by-laws, limited liability company agreement or partnership agreement, as the case may be, of the Company or any of its subsidiaries or (C) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets, except, with respect to clauses (A) and (C), conflicts or violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (1) the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (collectively, a “Material Adverse Effect”) or (2) the ability of the Company to consummate the transactions contemplated by this Agreement.

xii. Significant Subsidiaries. The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on Schedule D hereto.

xiii. Absence of Further Requirements. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, by the Registration Statement, the General Disclosure Package and the Prospectus, including the issuance, sale and delivery of the Offered Securities to be issued, sold and delivered by the Company pursuant to this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (B) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

xiv. Due Authorization. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the authorized, issued and outstanding stock of the Company is as set forth in the latest balance sheet included in the Registration Statement, the General Disclosure Package and the Final Prospectus (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, dividend reinvestment plans or employee and director stock option plans referred to therein), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Offered Securities from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

xv. Good standing of the Company and Subsidiaries. The Company and each of the Company’s subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company or real estate investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, singly or in the aggregate, have a Material Adverse Effect.

xvi. Possession of Licenses and Permits. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, “Governmental Licenses”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

xvii. Litigation. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or any property of the Company or any of its subsidiaries is the subject that could, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

xviii. Absence of Manipulation. Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Offered Securities (it being understood that the purchase of any Offered Securities in this offering as described in the Prospectus shall not be deemed to constitute stabilization or manipulation of the price of the shares of Common Stock).

xix. Financial Statements. The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and cash flows and results of operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Final Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information required to be stated therein. The pro forma financial statements, including the notes thereto, included in the Registration Statement, the General Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial statements and include all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act and the 1933 Act Regulations are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus. All disclosures contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

xx. Relationships with Related Parties. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

xxi. Internal Controls. The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

xxii. Registration Rights. No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Offered Securities contemplated in this Agreement.

xxiii. Investment Company Act. The Company is not, and upon consummation of the transactions contemplated in this Agreement and in the General Disclosure Package and the Final Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

xxiv. Title to Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or which would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or its subsidiaries, except where the invalidity or unenforceability of any such lease could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

xxv. Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants and (C) neither the Company nor its subsidiaries anticipate capital expenditures relating to Environmental Laws, except to the extent any such proceedings, compliance issues or capital expenditures could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xxvi. Income Taxes. The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not, singly or in the aggregate, have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, other than tax liens for taxes not yet due.

xxvii. Contracts. There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

xxviii. No Violation. Neither the Company nor any of its subsidiaries (A) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, (B) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject or (C) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (B) or (C) above any violation or default that would not, singly or in the aggregate, have a Material Adverse Effect.

xxix. Rating. Neither the Company nor any of its subsidiaries has any debt securities or preferred equity that are rated by a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

xxx. Possession of Intellectual Property. The Company and each of its subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to own or possess such right would not, singly or in the aggregate, have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

xxxi. ERISA. The Company does not have, and does not anticipate incurring any liabilities under, the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

xxxii. Statistical Data. The statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources which the Company believes to be reliable and accurate.

xxxiii. Internal Controls and Compliance with Sarbanes-Oxley Act. The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

xxxiv. Disclosure to Auditors. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company’s auditors and the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function) have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

xxxv. Changes in Internal Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

xxxvi. OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

xxxvii. FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, and its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

xxxviii. Arm’s Length Transaction. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered Securities contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by an Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company.

xxxix. Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable (x) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (y) money laundering statutes of all jurisdictions, and rules and regulations thereunder and (z) related or similar rules, regulations or guidelines, issued, administered or enforced by any public, governmental or regulatory agency or body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or public, governmental or regulatory agency or body, or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company after reasonable inquiry, threatened.

xl. Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Certain U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of our Common Stock,” “Description of our Capital Stock” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(b) Representations and Warranties of the Manager. FIG LLC, a limited liability company organized and existing under the laws of Delaware and the manager of the Company (the “Manager”) represents and warrants to each of the Underwriters as of each Representation Date as follows:

i. The information concerning the Manager and its affiliates (other than the Company and its subsidiaries) included in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and correct in all material respects.

ii. The Manager has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, singly or in the aggregate, have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary Governmental Licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such Governmental Licenses will not, singly or in the aggregate, have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

iii. This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

iv. The Manager is not (A) in violation of its charter or limited liability company agreement or (B) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of (B) above any default or event that would not, singly or in the aggregate, have a Material Adverse Effect.

v. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject that could, singly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, be reasonably expected to have a Material Adverse Effect, and to the best of the Manager’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

vi. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made, singly or in the aggregate, would not have a Material Adverse Effect.

vii. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus.

(c) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[—] per share, the respective number of shares of Firm

Securities set forth opposite the names of the Underwriters in Schedule A hereto; provided however, that the purchase price shall be the public offering price per share (excluding underwriting discounts and commissions) set forth on the cover of the Final Prospectus with respect to the Management Securities. The number of Management Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Management Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make solely to eliminate any fractional shares. It is understood and agreed that the Management Securities will initially be reserved for offer and sale to the Management Purchasers upon the terms and subject to the conditions set forth in this Agreement and the Final Prospectus. Any Management Securities that are not orally confirmed for purchase by the Management Purchaser by the end of the business day on which this Agreement is executed or other such time established by the Underwriters may be offered to the public by the Underwriters as part of the public offering contemplated hereby; provided, however, that upon commencement of allocation of Management Securities, such Management Securities are deemed to have been confirmed for purchase by the Management Purchaser.

The Company will deliver the Firm Securities to the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters drawn to the order of New Media Investment Group Inc. at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at [—] A.M., New York time, on [—], 2015, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities; provided, however, that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters drawn to the order of New Media Investment Group Inc., at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

a) Additional Filings. The Company, subject to Section 5(b), will comply with the requirements of Rule 430A, and will notify the Underwriters as soon as practicable (A) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to any preliminary prospectus or the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (E) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered Securities. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b). The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

b) Filing of Amendments; Response to Commission Requests. The Company will give the Underwriters notice of its intention to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus from the Applicable Time to the completion of the distribution of the Offered Securities within the meaning of the 1933 Act and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use and will not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Final Prospectus.

c) Continued Compliance with Securities Laws. If at any time when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (A) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) amend or supplement the General Disclosure Package or the Final Prospectus as then amended or supplemented in order that the General Disclosure Package or the Final Prospectus as then amended or supplemented, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (C) amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus as then amended or supplemented, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (X) give the Underwriters notice of such event,

(Y) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Final Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (Z) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

d) Furnishing of Prospectuses. The Company has furnished or will deliver upon request to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has furnished to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Blue Sky Qualifications. The Company will cooperate with the Underwriters to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

f) Rule 158. With respect to each sale of the Offered Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement. The Company, during the period when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered by the 1933 Act in connection with sales of the Offered Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

g) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, such consent not to be unreasonably withheld, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the Underwriters, such consent not to be unreasonably withheld, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus, the Underwriters are authorized to use the information with respect to the final terms of the Offered Securities in communications orally conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

h) Restriction on Sale of Securities. During the period of 45 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of the Underwriters, (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company’s sale of Offered Securities pursuant to this Agreement and the Company’s issuance of Common Stock (i) upon the exercise of presently outstanding options or upon the exercise of the options issued to an affiliate of the Manager in connection with the offering contemplated hereby, in each case as disclosed in the General Disclosure Package or the Prospectus, (ii) in connection with financing an acquisition by the Company or a subsidiary, refinancing of the Company or a subsidiary’s outstanding indebtedness in connection with an acquisition by the Company or a subsidiary or as consideration for an acquisition by the Company or a subsidiary; provided, that such Common Stock issuances shall not exceed, in the aggregate, 15% of the then issued and outstanding shares of the Company; or (iii) in connection with the grant, assignment and exercise of options under, or the issuance and sale of shares pursuant to, the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time or (b) file a registration statement under the Act registering offers or sales of shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest in shares of Common Stock, except (a) for a registration statement with respect to shares of Common Stock issuable under the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time, (b) for a registration statement with respect to shares of Common Stock issuable upon the exercise of currently outstanding options or upon the exercise of the options issued to an affiliate of the Manager in connection with the offering contemplated hereby, (c) for a registration statement in connection with the registration rights agreement, dated November 26, 2013, between the Company and Omega Advisors, Inc. and its affiliates or (d) a registration statement in connection with an issuance of Common Stock permissible pursuant to subsection (h)(a)(ii) above; provided, that in the foregoing clauses (a) and (b), no sales pursuant to such registration statement is permissible during the 45-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day restricted period, the restrictions imposed in this clause (h) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive, in writing, such extension. The Company will provide the Underwriters with notice of any announcement described in clause (2) of the preceding sentence that gives rise to the continuation of the restrictions set forth in this clause (h).

i) Listing. The Company will use its best efforts to list the Offered Securities on the New York Stock Exchange.

j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Securities as set forth under “Use of Proceeds” in the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

k) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters; provided, however, that all such fees and disbursements shall not exceed $10,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate in accordance with the provisions of Section 5(e) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review (such counsel fees not to exceed $35,000)), all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (provided, however, that the Underwriters and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of airplanes chartered in connection with any road show), fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and any other applicable national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including without limitation fees and expense of their counsel.

l) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 7 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection herewith.

6. Agreement of the Manager. The Manager covenants and agrees with each Underwriter and with the Company that, during any time when a prospectus relating to the Offered Securities is (or, but for the exception afforded in Rule 172, would be) required to be delivered under the 1933 Act in connection with sales of Offered Securities, it shall notify the Underwriters and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Final Prospectus in order that the General Disclosure Package or the Final Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (iv) amend or supplement an Issuer Free Writing Prospectus to eliminate or correct a conflict with the information contained in the Registration Statement, any preliminary prospectus or the Final Prospectus or to make the Issuer Free Writing Prospectus not misleading in light of the circumstances prevailing at the time it was used, the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare any amendment or supplement as may be necessary to correct such statement or omission or conflict or to make the Registration Statement, the General Disclosure Package or the Final Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of Company and Manager officers made pursuant to the provisions hereof, to the performance by the Company and the Manager of their respective obligations hereunder and to the following additional conditions precedent:

a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective by the Commission and, at each Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission or any other governmental or regulatory agency or body; and the Company has complied with each request (if any) from the Commission for additional information, (iii) a prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A, (iv) any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 and (v) the Offered Securities shall be approved for listing on or before each Closing Date in accordance with Section 5(i), subject only to official notice of issuance.

b) Opinion of Counsel for Company and Manager. The Underwriters shall have received the written opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company and the Manager dated each Closing Date and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters, reasonably satisfactory in form and substance to the Underwriters.

c) Opinion of Counsel for Underwriters. All proceedings taken in connection with the sale of the Offered Securities as contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and to Skadden, Arps, Slate, Meagher & Flom LLP (“Underwriters’ Counsel”), and the Underwriters shall have received from Underwriters’ Counsel a favorable opinion, dated as of such Closing Date, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the General Disclosure Package and the Final Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

d) Officers’ Certificate. The Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated such Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of such Closing Date, the representations and warranties of the Company set forth in Section 2(a) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission, (iii) as of such Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Registration Statement and the General Disclosure Package.

e) Officers’ Certificate of Manager. At each Closing Date the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated the Closing Date, to the effect that (i) as of the date hereof and as of such Closing Date, the representations and warranties of the Manager set forth in Section 2(b) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified, (ii) as of such Closing Date, the obligations of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement, the General Disclosure Package and the Final Prospectus, there has not been any material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

f) Lock-up Agreements. On or prior to the date hereof, the Underwriters shall have received lockup letters from each of the Manager and the executive officers and directors of the Company designated by you and listed on Exhibit B hereto, substantially to the effect set forth in Exhibit A-1, with respect to the Manager, or Exhibit A-2, with respect to executive officers and directors of the Company, hereto in form and substance satisfactory to you.

g) Accountants’ Comfort Letters. At the time that this Agreement is executed and at such Closing Date, the Underwriters shall have received a comfort letter from each of Ernst & Young LLP, independent registered public accountants for the Company and Dow Jones Local Media Group, Inc., KPMG LLP, independent registered public accountants for The Providence Journal Company and Baker Tilly Virchow Krause, LLP, independent registered public accountants for Halifax Media Group, LLC, each dated, respectively, as of the date of this Agreement and as of such Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

h) Furnishing of Prospectuses. The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses.

i) Fulfillment of Conditions. If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the applicable Closing Date, which notice shall be confirmed in writing by the Underwriters as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 5(k) and except that Sections 1, 8 and 11 shall survive any such termination and remain in full force and effect pursuant to Section 11.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates, selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the information in the third paragraph under the heading “Underwriting” and the information in the tenth, eleventh and twelfth paragraphs under the heading “Underwriting.”

c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), acceptable to the indemnifying party (or the Underwriters in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

9. Termination.

a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to a Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof, and provided further that Sections 2, 5(k), 8 and 11 shall survive such termination and remain in full force and effect.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 5 calendar days after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. In the event that the Offered Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Date, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the General Disclosure Package, the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Manager or each of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company or the Manager and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, however, that no reimbursement shall be made if the purchase of the Offered Securities by the Underwriters is not consummated for reasons that are beyond the control of the Company. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at Citigroup Global Markets Inc., General Counsel (fax no.: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, [Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010], or, if sent to the Company or the Manager, will be mailed, delivered or telegraphed and confirmed to it at New Media Investment Group Inc. c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, New York, New York 10105; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. All communications hereunder shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to each of the Company and the Manager one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Manager and the several Underwriters in accordance with its terms.

Very truly yours,

NEW MEDIA INVESTMENT GROUP INC.

By:
Name:
Title:

FIG LLC, solely with respect to Sections 2(b), 6, 7(E), 7(F), 11 and 12

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[CREDIT SUISSE SECURITIES (USA) LLC]

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[CITIGROUP GLOBAL MARKETS INC.]

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities
[Citigroup Global Markets Inc.]	[—	]
[Credit Suisse Securities (USA) LLC]	[—	]
Total	[—	]

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[None.]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

The initial public offering price per share for the Offered Securities is $[—].

Exhibit A-1

[FORM OF MANAGER LOCK-UP AGREEMENT]

New Media Investment Group Inc.

Lock-Up Agreement

[—], 2015

[Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013]

[Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

     New York, New York 10010]

Re:	New Media Investment Group Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with New Media Investment Group Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of common stock, par value $0.01 per share, (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). To the extent there are no additional Underwriters named in Schedule A thereto, all references to the Representatives and the Underwriters shall refer just to you, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (other than pledges existing on the date of the Underwriting Agreement), grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, or exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Stockholder Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Stockholder Lock-Up Period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Stockholder Lock-Up Period, then in each case the Stockholder Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares in the following cases (i) through (viii), provided that (1) with respect to clauses (i), (ii), (iii), (iv), (v), (vii) and (viii) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement), the Representative receives a signed Lock-Up Agreement for the balance of the Lock-up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii), (iv) or (v) below shall not involve a disposition for value, (3) such transfers described under (i) through (vi) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the Stockholder Lock-Up Period) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement):

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii) to funds managed by an affiliate of Fortress Investment Group LLC;

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or its affiliates;

(v) as a distribution to limited partners, members, stockholders or equity holders of the undersigned;

(vi) with the prior written consent of the Representative on behalf of the Underwriters;

(vii) pursuant to pledges existing on the date of the Underwriting Agreement; or

(viii) pursuant to an assignment or transfer by the undersigned of the options previously granted by the Company to the undersigned or granted to the undersigned in connection with the Offering, so long as such assignment or transfer is in connection with a Tandem Award granted under the Company’s Nonqualified Stock Option and Incentive Award Plan and such assignment or transfer is made to one or more employees of the undersigned or an affiliate thereof.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation or other legal entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer to a wholly-owned subsidiary shall not involve a disposition for value.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

Very truly yours,

FIG, LLC

By:
Name:
Title:

Schedule A

None

Exhibit A-2

[FORM OF D&O LOCK-UP AGREEMENT]

New Media Investment Group Inc.

Lock-Up Agreement

[—], 2015

[Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013]

[Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010]

Re:	New Media Investment Group Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with New Media Investment Group Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of common stock, par value $0.01 per share, (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). To the extent there are no additional Underwriters named in Schedule A thereto, all references to the Underwriters shall refer just to you, and the term Underwriters shall mean either the singular or plural as the context requires.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (other than pledges existing on the date of the Underwriting Agreement), grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, or exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Stockholder Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Stockholder Lock-Up Period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Stockholder Lock-Up Period, then in each case the Stockholder Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, as applicable, unless the Underwriters waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares in the following cases (i) through (vii), provided that (1) with respect to clauses (i), (ii), (iii), (iv), (v) and (vii) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement), the Underwriters receive a signed Lock-Up Agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii), (iv) or (v) below shall not involve a disposition for value, (3) such transfers described under (i) through (vi) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the Stockholder Lock-Up Period) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Lock-Up Agreement):

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii) to funds managed by an affiliate of Fortress Investment Group LLC;

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or its affiliates;

(v) as a distribution to limited partners, members, stockholders or equity holders of the undersigned;

(vi) with the prior written consent of the Representative on behalf of the Underwriters; or

(vii) pursuant to pledges existing on the date of the Underwriting Agreement.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation or other legal entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer to a wholly-owned subsidiary shall not involve a disposition for value. Furthermore, to the extent any of the Undersigned’s Shares are acquired after the completion of the Offering, the undersigned may transfer the shares acquired after the completion of the Offering if and only if (i) such transfers are not required to be reported in any public report or filing with the SEC and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

Very truly yours,

Print Name:

Schedule A

None

Exhibit B

[PARTIES TO LOCK-UP AGREEMENTS]

FIG LLC

Wesley R. Edens

Michael E. Reed

Kevin M. Sheehan

Theodore P. Janulis

Laurence Tarica

Kirk Davis

Gregory Freiberg